UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2020

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Lee Enterprises, Incorporated (the “Company”, “we” or “our”) is furnishing this information in reliance on the U.S. Securities and Exchange Commission’s (the “Commission”) issued orders under Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) granting registrants, including the Company, exemptions from specified provisions of the Exchange Act and certain rules thereunder (the "Order"), dated March 25, 2020. The Order provides registrants the ability to extend by up to 45 days the dates for filing certain reports made under the Exchange Act. The Company intends to rely on the Order with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2020 (“Form 10-Q”), which would be required to be filed on or before May 8, 2020.

The Company requires additional time to finalize its Form 10-Q primarily due to certain delays and inefficiencies caused by the COVID-19 pandemic. The Company completed its acquisition of the stock of The Buffalo News, Inc. and certain assets of BH Media Group, Inc. (the “Acquisition”) on March 16, 2020. The Company’s key employees are affected by travel and work restrictions as the result of COVID-19 pandemic. In particular, due to travel restrictions, both on the Company and its advisors, and remote work of the Company’s accounting team, we have experienced delays and inefficiencies in the completion of the related Acquisition business combination accounting. Additionally, the Company has experienced certain conditions related to COVID-19, such as decreased revenues, and is assessing the need for an impairment on the Company’s long-lived assets, including those acquired as part of the Acquisition. As a result, the Company is unable to complete financial statements and records that are required to permit the Company to file a timely and accurate Second Quarter Form 10-Q by the prescribed date without undue hardship and expense to the Company. The Company expects to file its Form 10-Q on or before June 22, 2020 (which is 45 days from the original filing deadline of May 8, 2020).

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Statements in this Current Report on Form 8-K, including statements regarding the expected filing date of the Company’s Form 10-Q and potential impairments, contain information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are

●	Revenues may continue to diminish or declines in revenue could accelerate as a result of the COVID-19 pandemic;
●	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
●	The COVID-19 pandemic may result in material long-term changes to the industry which may result in permanent revenue reductions for the Company;
●	Our ability to maintain our listing status on the NYSE;
●	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
●	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;
●	Our ability to manage declining print revenue;
●	Whether our warrants that were issued in our 2014 refinancing will be exercised;
●	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
●	Change in advertising and subscription demand;
●	Changes in technology that impact our ability to deliver digital advertising;
●	Potential changes in newsprint, other commodities and energy costs;
●	Interest rates;
●	Labor costs;
●	Legislative and regulatory rulings;
●	Our ability to achieve planned expense reductions;
●	Our ability to maintain employee and customer relationships;
●	Our ability to manage increased capital costs;
●	Competition; and
●	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, liquidity and ability to refinance our indebtedness as it matures, anticipated effects and synergies of acquisitions; anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	May 8, 2020	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and
Treasurer